EXHIBIT B

NATIONAL FUEL EXPLORATION CORP.
BALANCE SHEET
AT JUNE 30, 2002

(Unaudited)

Assets
Property Plant & Equipment
   Gas Utilities                                                        -
   Non-Utilities                                             $511,533,804
Total Accumulated D, D & A                                  ($242,261,123)
                                                --------------------------
Net Property, Plant & Equipment                              $269,272,681
                                                --------------------------

Current Assets:
Cash                                                              $12,023
Temporary Cash Investments                                        $55,084
Notes Receivables - Intercompany                                        -
Accts Receivable - Intercompany                                         -
Notes Receivable                                                        -
Accts Receivable - Customer                                             -
Reserve for Doubtful Acct                                         ($3,289)
Other Accounts Receivable                                      $7,709,794
Unbilled Utility Revenue                                                -
Gas Stored Underground                                                  -
Impairment of O&G                                                       -
Materials/Supplies - Average Cost                              $3,100,075
Dividends Receivable - Intercompany                                     -
Unrecovered Purch Gas Cost                                              -
Prepayments                                                      $498,639
                                                --------------------------
Current Assets                                                $11,372,325
                                                --------------------------

Other Assets:
Stock of Subsidiaries - Intercompany                                    -
Notes of Subsidiaries - Intercompany                                    -
Investments in Associated Companies                                     -
Recoverable Future Taxes                                                -
Unamortized Debt Expense                                                -
Other Regulatory Assets                                                 -
Liab. for Deriv. Fin Instr. - Asset                                     -
Deferred Charges                                                 $172,816
Long Term Notes Receivable                                              -
Other Assets                                                            -
                                                --------------------------
Other Assets                                                     $172,816
                                                --------------------------

Total Assets                                                 $280,817,822
                                                --------------------------

Capitalization & Liabilities

Capitalization:
Common Stock $1 Par Value                                               -
Capital Stock of Subsidiaries                                           -
Paid in Capital                                               $78,444,748
Earnings Reinvested in Business                              ($84,949,711)
Cumulative Translation Adjustment                             ($8,856,411)
Unrealized Gain/Loss                                          ($7,007,639)
                                                --------------------------
Total Common Stock Equity                                    ($22,369,012)
                                                --------------------------

Long-Term Debt Net of Current Portion                                   -
Notes Payable - Intercompany - Long Term                     $253,005,373
                                                --------------------------
Total Capitalization                                         $230,636,361
                                                --------------------------
Minority Interest in Foreign Subs                                       -

Liabilities:
Notes Payable - Intercompany                                            -
Notes Payable - Bank & Commercial Paper                        $6,972,008
Current Portion - Long Term Debt                                        -
ACCT_PAY Accounts Payable - Other                             $10,665,493
Amounts Payable to Customers                                            -
Estimated Revenue Refunds                                               -
Customer Deposits                                                       -
Federal Income Tax                                             $2,479,975
Other Taxes                                                             -
Dividends Payable                                                       -
Other Accruals                                                          -
Accr Pension Contribution                                               -
Reserves for Gas Replacement                                            -
Accounts Payable - Intercompany                               $24,150,477
Dividends Payable -  Intercompany                                       -
                                                --------------------------
Total Current Liabilities                                     $44,267,953
                                                --------------------------

Deferred Credits:
Accumulated Deferred Income Tax                               ($4,725,287)
Taxes Refundable to Customer                                            -
Unamortized Investment Tax Credit                                       -
Liab. for Deriv. Financial Instruments                        $10,609,011
Other Deferred Credit                                             $29,784
                                                --------------------------
Total Deferred Credits                                         $5,913,508
                                                --------------------------
Total Capitalization & Liabilities                           $280,817,822
                                                ==========================

See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas Company’s Form 10-K for the fiscal year ended September 30, 2001 and in Item 1 of Part I of National Fuel Gas Company’s Form 10-Q for the quarters ended December 31, 2001, March 31, 2002 and June 30, 2002.